Exhibit 10.6

                             AMENDED AND RESTATED
                       CONSOLIDATED FEDERAL INCOME TAX
                             ALLOCATION AGREEMENT

      This Amended and Restated Consolidated Federal Income Tax Allocation Agreement (this "Amended and Restated Allocation Agreement") is made and entered into this 30th day of December, 1999.

      WHEREAS, The Millers Mutual Fire Insurance Company ("Mutual") and all of its includible subsidiaries, within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), constituted a consolidated group for federal income tax purposes and filed a Consolidated Income Tax Return; and

      WHEREAS, Mutual and its includible subsidiaries entered into that certain Consolidated Federal Income Tax Allocation Agreement (the "Allocation Agreement") effective as of January 1, 1994; and

      WHEREAS, subsequent to the effective date of the Allocation Agreement, two new companies, Millers Holding Corporation and INSpire Insurance Solutions, Inc. (f/k/a Millers Integrated Claims Resources, Inc. and MiliRisk, Inc.) ("INSpire"), were formed, and agreed to abide by and be bound by the terms of the Allocation Agreement, and evidenced such agreement by executing that certain Addendum to Consolidated Federal Income Tax Allocation Agreement effective as of the 20th day of September, 1995; and

      WHEREAS, subsequent to the effective date of the Allocation Agreement, INSpire acquired Strategic Data Systems, Inc., a Wisconsin corporation ("SDS"), which in turn wholly owned Applied Quoting Systems, Inc., a Wisconsin corporation ("AQS"), and SDS was merged with and into INSpire; and

      WHEREAS, subsequent to the effective date of the Allocation Agreement, Millers Holding Corporation acquired two companies, The Millers Direct Insurance Company (f/k/a Amtex Insurance Company) ("Millers Direct") and The Millers Specialty Insurance Company (f/k/a Lutheran Benevolent Insurance Exchange) ("Millers Specialty"); and

      WHEREAS, in August 1997, Mutual sold an amount of stock of INSpire in INSpire's initial public offering ("IPO") which caused INSpire and AQS to be ineligible to continue to be included in a Consolidated Income Tax Return; and

      WHEREAS, pursuant to Addendum No. 2 to Consolidated Federal Income Tax Allocation Agreement ("Addendum No. 2"), among other things, (i) INSpire, AQS, Millers Direct and Millers Specialty agreed to be bound by the Allocation Agreement and (ii) the Allocation Agreement was terminated as to INSpire and AQS;

      WHEREAS, after Addendum No. 2, Millers Holding Corporation acquired Millers General Agency, Inc. ("Agency");

      WHEREAS, after Addendum No. 2, Millers Holding Corporation sold Millers Specialty;

      WHEREAS, on April 21, 1999, Mutual converted (the "Conversion") from a mutual insurance company to a stock insurance company (as converted, "Millers Insurance"), changed its name to "The Millers Insurance Company," and became a wholly-owned subsidiary of Trilogy Holdings, Inc., a Nevada corporation ("Trilogy"), which in turn is a wholly-owned subsidiary of Millers American Group, Inc., a Texas corporation ("Millers American");

      WHEREAS, after the Conversion, Millers American formed two new companies, Financial & Actuarial Resources, Inc., a Texas corporation
("FAR"),  and  Effective  Litigation  Management,  Inc.,  a Texas  corporation
("ELM");

      WHEREAS, in September 1999, Millers American acquired Phoenix Indemnity Insurance Co., an Arizona insurance company ("Phoenix");

      WHEREAS, Millers American and all of its includible subsidiaries (the "Subsidiary Companies"), within the meaning of Section 1504 of the Code, constitute a consolidated group (the "Group") for federal income tax purposes and intend to file a Consolidated Income Tax Return (the "Consolidated Return").

      NOW, THEREFORE, the parties hereto agree as follows:

       1.   EFFECTIVE PERIOD OF CONSOLIDATION.

            The election to allocate the Consolidated Tax Liability under IRC
            Section 1552 shall be effective as of January 1, 1999 through December 31, 1999 and for subsequent years as determined by Millers American.

       2.   ALLOCATION OF CONSOLIDATED TAXABLE INCOME OR LOSS.

            A consolidated Federal Income Tax Return will be filed for Millers American and all includible subsidiaries. The taxable income or loss for each Subsidiary Company will be computed and calculated in accordance with the Code, as though that company were filing a separate return. The amount of taxable income or loss for each company will then be used in computing such company's portion of the current tax liability or benefit.

       3.   DETERMINATION OF CURRENT TAX LIABILITY OR BENEFIT.

            (a) Each Subsidiary Company will compute its current estimated tax liability or benefit based upon the company's taxable income or loss. These tax calculations will be determined as if the company had filed a separate tax return and was not part of a consolidated group. Each company will be liable for the tax liability computed under this method or will be entitled to receive a benefit for its loss utilized in the Consolidated Return. Any taxable loss not utilized in the current or prior years' tax returns will be carried forward by such company. The benefit will be recognized by the company when the carryforward is utilized in a subsequent taxable year.

            (b) Pursuant to IRC Regulation Section 1.1552-1(c), Millers American as the common parent has elected to allocate the tax liability of the group in the manner provided by IRC Regulations Section 1.1552-1(a)(2).

                  Further, pursuant to IRC Regulation Section 1.1502-33(d)(1), Millers American has elected to allocate the Federal income tax liability of the group beginning with the taxable year ending December 31, 1999 in the manner provided by Regulation
                  Section 1.1502-33(d)(3) in conjunction with the method described in Regulation Section 1.1552-1(a)(2). In reference to Regulation Section 1.1502-33(d)(2)(ii), the percentage of the excess provided in Regulation Section 1.1502-33(d)(3)(i) to be allocated to each member is 100%.

       4.   PAYMENT OF CURRENT TAX LIABILITIES OR REFUNDS.

            Final calculations will be made and the Subsidiary Companies will remit any adjusted tax liabilities to Millers American within 30 days after the filing of the Consolidated Tax Return. Millers American will remit any refunds and/or benefits simultaneously to the appropriate Subsidiary Company.

       5.   REPRESENTATIONS AND AGREEMENTS.

            (a) Within 90 days after filing the Consolidated Return or any amendment thereto, an additional review and adjustment (where necessary) will be made to insure that;

                 1. The allocated tax liability for the companies will not be greater than the tax liability they would have incurred if they had been filing separate returns for all years of the consolidated period; and

                 2. The allocated tax refund for the companies will not be less than the tax refund they would have incurred if they had been filing separate returns for all years of the consolidation period.

           (b) In the event of any adjustment to the federal income tax liability of the Group (by reason of an amended return, claim for refund, or an audit by the Internal Revenue Service), the liability of Millers American and the Subsidiary Companies under
                Section 5(a) above shall be redetermined to give effect to any such adjustment as if it has been made as part of the original computation of tax liability, and payments between Millers American and the appropriate Subsidiary Company or Subsidiary Companies shall be made within 90 days after any payments reflecting such adjusted liability are made to the Internal Revenue Service (or refunds reflecting such adjusted liability are received from the Internal Revenue Service), or, in the case of contested proceedings, within 90 days after a final determination of the contest.

           (c) Records of the tax allocations, the subsequent review of such allocations, and any adjustments specified by 5(a) above will be maintained at the office of Millers American.

           (d) The Texas domestic insurers which are parties to this Agreement shall be indemnified by Millers American Group Inc. in the event the Internal Revenue Service levies upon the insurers company's assets for unpaid taxes in excess of the amount paid under this Agreement.

      6.   ACQUISITION OR FORMATION OF SUBSIDIARIES

           Any subsidiaries acquired, formed, or to be acquired or formed in the future shall become parties to this tax sharing agreement when such subsidiaries become members of the consolidated group for federal income tax purposes.

      7.   MILLERS SPECIALTY

           Subject to Section 11 hereof, this Amended and Restated Allocation Agreement shall be terminated as to Millers Specialty (a "Withdrawing Member") as of December 11, 1998, but will continue in full force and effect with respect to the other parties to this Amended and Restated Allocation Agreement.

      8.   FAR

           Effective as of June 9, 1999, FAR agrees to abide by and be bound by the terms of the Amended and Restated Allocation Agreement.

      9.   ELM

           Effective as of May 7, 1999, ELM agrees to abide by and be bound by the terms of the Amended and Restated Allocation Agreement.

     10.   PHOENIX

           Effective as of September 1, 1999, Phoenix agrees to abide by and be bound by the terms of the Amended and Restated Allocation Agreement.

     11.   WITHDRAWING MEMBERS

           Notwithstanding a termination as to the Withdrawing Member as provided in Section 7 above, the Amended and Restated Allocation Agreement shall continue in effect with respect to all parties to the Amended and Restated Allocation Agreement, including such Withdrawing Member, with respect to any payments or refunds due or any other obligations relating to taxable periods prior to termination. All parties, including the Withdrawing Member, agree that Millers American shall represent the Group in any income tax proceeding, audit, or other matter relating to a taxable period for which a Consolidated Return has been filed by the Group and may bind the Group with respect to items in that year. Notwithstanding the foregoing sentence, Millers American agrees to notify a Withdrawing Member of any material adjustment proposed by the Internal Revenue Service that either would give rise to any obligation of such Withdrawing Member to Millers American and to contest at such Withdrawing Member's request, expense and direction, through counsel reasonably satisfactory to such Withdrawing Member, any such proposed adjustment until final judgment by the highest court having jurisdiction thereof. In the event of any adjustment to the Consolidated Returns as filed (by reason of an amended return, claim for refund, settlement of an Internal Revenue Service or judicial action), the respective obligations of the parties hereunder shall be redetermined to give effect to any such adjustment in accordance with the Amended and Restated Allocation Agreement as if it had been made a part of the original computations thereunder, and any additional accounting entries, payments or reimbursements between the parties as may be required on account thereof shall be made promptly, in the case of an uncontested adjustment, after agreement thereon is reached, or, in the case of a contested adjustment after a final determination of the contest. If any interest or penalty is to be paid or received as a result of a tax deficiency or refund, such interest or penalty shall be allocated to the parties in the ratio each company's change in taxable income bears to the total change in taxable income.

     12.   SUCCESSORS

           This Amended and Restated Allocation Agreement shall be binding upon and inure to the benefit of any successor, whether by statutory merger, acquisition of assets, or otherwise, to any of the parties hereto, to the same extent as if the successor had been an original party to this Amended and Restated Allocation Agreement.

     13.   TEXAS DEPARTMENT OF INSURANCE APPROVAL

           Notwithstanding any other provision hereof, this Amended and Restated Allocation Agreement shall not become effective and binding on the parties hereto until this Amended and Restated Allocation Agreement is filed with and approved by the Texas Department of Insurance as may be required under applicable insurance holding company laws and regulations.

                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Allocation Agreement to be executed by their duly authorized representatives.

Millers American Group, Inc.                 Millers Holding Corporation


By:  /S/ JILL H. DRIGGERS                    By:  /S/ JILL H. DRIGGERS
     ---------------------------------          -------------------------------

Trilogy Holdings, Inc.                       Millers General Agency, Inc.


By:  /S/ JILL H. DRIGGERS                    By:  /S/ JILL H. DRIGGERS
     ---------------------------------          -------------------------------

The Millers Insurance Company                Financial & Actuarial Resources,
                                                Inc.


By:  /S/ JILL H. DRIGGERS                    By:  /S/ JILL H. DRIGGERS
     ---------------------------------          -------------------------------

Phoenix Indemnity Insurance Co.              Effective Litigation Management,
                                                Inc.


By:  /S/ JILL H. DRIGGERS                    By:  /S/ JILL H. DRIGGERS
     ---------------------------------          -------------------------------

The Millers Casualty Insurance Company       The Millers Direct Insurance
                                                Company


By:  /S/ JILL H. DRIGGERS                    By:  /S/ JILL H. DRIGGERS
     ---------------------------------          -------------------------------